EX-FILING FEES

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Starry Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(6)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

Fees Previously Paid	Equity	Class X Common Stock(3)	Other(8)	18,238,631	$9.90(8)	$180,562,446.90	$0.0000927	$16,738.14

	Equity	Class A Common Stock(2)	Other(7)	180,391,268	$9.90(7)	$1,785,873,553.20	$0.0000927	$165,550.48

	Equity	Warrants to purchase Class A Common Stock(4)	Other(9)	20,653,333	$1.31(9)	$27,055,866.23	$0.0000927	$2,508.08

	Equity	Class A Common Stock(5)	Other(10)	25,641,113	$11.50(10)	$294,872,811.00	$0.0000927	$27,334.71

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$2,288,364,677.33		$212,131.41

	Total Fees Previously Paid							$212,131.41

	Total Fee Offsets							$0

	Net Fee Due							$0

(1) All securities being registered are issued by Starry Group Holdings, Inc., a Delaware corporation (“New Starry”), in connection with the proposed business combination (the “Business Combination”) among New Starry, FirstMark Horizon Acquisition Corp., a Delaware corporation (“FirstMark”), Starry, Inc., a Delaware corporation (“Starry”), and Sirius Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Starry, as described in New Starry’s Registration Statement on Form S-4 (File No. 333-260847) (the “Registration Statement”).

(2) Based on the maximum number of shares of Class A common stock, par value $0.0001 per share, of New Starry (“New Starry Class A Common Stock”) estimated to be issued or issuable, or reserved for issuance pursuant to options to purchase New Starry Class A Common Stock (“New Starry Options”) or restricted stock units of New Starry (“New Starry RSUs”), by New Starry in connection with the Business Combination. Such maximum number of shares of New Starry Class A Common Stock is based on the sum of (i) 41,400,000 shares of Class A common stock, par value $0.0001 per share, of FirstMark (“FirstMark Class A Common Stock”) that were sold pursuant to FirstMark’s Registration Statements on Form S-1 (File No. 333-248916 and 333-249329) as part of the units in FirstMark’s initial public offering, which will, pursuant to the SPAC Merger (as defined in the Registration Statement), be canceled and converted into shares of New Starry Class A Common Stock at the applicable exchange ratio calculated pursuant to the Merger Agreement (as defined in the Registration Statement), (ii) 10,350,000 shares of Class B common stock, par value $0.0001 per share, of FirstMark, which will be exchanged for shares of FirstMark Class A Common Stock at the applicable exchange ratio calculated pursuant to the Sponsor Support Agreement (as defined in the Registration Statement), and which such shares of FirstMark Class A Common Stock will, pursuant to the SPAC Merger, then be canceled and converted into shares of New Starry Class A Common Stock at the applicable exchange ratio calculated pursuant to the Merger Agreement, (iii) 200,894,082 shares of common stock, par value $0.001 per share, of Starry (“Starry Common Stock”), and 497,770,570 shares of preferred stock, par value $0.001 per share, of Starry, and of which each share will, pursuant to the Acquisition Merger (as defined in the Registration Statement), be canceled and converted into shares of New Starry Class A Common Stock equal to the applicable exchange ratio calculated pursuant to the Merger Agreement, (iv) 2,100,000 shares of Series Z Preferred Stock, par value $0.001 per share, of Starry, which will be canceled and converted, on a one-for-one basis, into shares of New Starry Class A Common Stock pursuant to the Acquisition Merger, (v) warrants to purchase 47,557,890 shares of Starry Common Stock, which will, pursuant to the Acquisition Merger, be exercised in exchange for shares of Starry Common Stock prior to the Acquisition Merger, and which such shares of Starry Common Stock will then be canceled and converted into shares of New Starry Class A Common Stock at the applicable exchange ratio calculated pursuant to the Merger Agreement, (vi) 45,914,213 shares of Starry Common Stock issuable upon the exercise of options to purchase shares of Starry Common Stock, such options which will, pursuant to the Acquisition Merger, be converted into New Starry Options, each such New Starry Option exercisable for a number of shares of New Starry Class A Common Stock equal to the applicable exchange ratio, calculated pursuant to the Merger Agreement and (vii) 4,449,250 shares of Starry Common Stock subject to issuance upon the settlement of restricted stock units of Starry, which will, pursuant to the Acquisition Merger, be converted into New Starry RSUs, each such New Starry RSU representing the right to receive a number of shares of New Starry Class A Common Stock equal to the applicable exchange ratio, calculated pursuant to the Merger Agreement.

(3) Based on the maximum number of shares of Class X common stock, par value $0.0001 per share, of New Starry, estimated to be issued by New Starry in connection with the Business Combination.

(4) Such number of warrants of New Starry (“New Starry Warrants”) is based on (i) 13,800,000 warrants to purchase shares of FirstMark Class A Common Stock that were sold pursuant to FirstMark’s Registration Statements on Form S-1 (File No. 333-248916 and 333-249329) as part of the units in FirstMark’s initial public offering and (ii) 6,853,333 warrants to purchase shares of FirstMark Class A Common Stock that were sold to the Sponsor (as defined in the Registration Statement). Pursuant to the SPAC Merger, each such warrant to purchase shares of FirstMark Class A Common Stock will be assumed by New Starry on the terms and subject to the conditions of the Warrant Assumption Agreement (as defined in the Registration Statement).

(5) Based on the estimated maximum number of shares of New Starry Class A Common Stock issuable in connection with the exercise of the New Starry Warrants. Each New Starry Warrant will be exercisable into shares of New Starry Class A Common Stock equal to the applicable exchange ratio calculated pursuant to the Merger Agreement.

(6) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(7) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the FirstMark Class A Common Stock on the New York Stock Exchange (“NYSE”) on November 2, 2021 ($9.90 per share), in accordance with Rule 457(f)(1).

(8) For purposes of calculating the registration fee, shares of New Starry Class X Common Stock are treated as having the same value as shares of New Starry Class A Common Stock because each share of New Starry Class X Common Stock is convertible into shares of New Starry Class A Common Stock under certain circumstances that are more fully described in the Registration Statement and, as discussed in note (7) above, the average of the high and low trading prices of the FirstMark Common Stock on November 2, 2021 is used as a proxy for the price of the New Starry Class X Common Stock.

(9) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of FirstMark’s public warrants on the NYSE on November 2, 2021 ($1.31 per warrant), in accordance with Rule 457(f)(1).

(10) Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date